UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2023

Net Lease Office Properties

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-41812	92-0887849
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Manhattan West, 395 9th Avenue, 58th Floor		10001
New York, New York
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, par value $0.001 per share	NLOP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On November 1, 2023, W. P. Carey Inc. (“WPC”) completed the previously announced spin-off (the “Spin-Off”) of Net Lease Office Properties (the “Company”), pursuant to which WPC contributed certain office properties (“Office Properties”) to the Company (the contribution transactions, the “Separation”). The Spin-Off was effected pursuant to the Separation and Distribution Agreement, dated October 31, 2023 (the “Separation and Distribution Agreement”), between the Company and WPC, as further described in the Information Statement (defined below) and elsewhere in this Current Report on Form 8-K (this “Current Report”).

On November 1, 2023, following the Separation, in accordance with the Separation and Distribution Agreement, WPC effected a special dividend to its stockholders of all of the outstanding common shares of beneficial interest of the Company, $0.001 par value per share (the “Company Common Shares”), which were held by WPC (the “Distribution”). In the Distribution, WPC distributed one Company Common Share for every 15 shares of common stock of WPC, $0.001 par value per share, held of record as of close of business on October 19, 2023, the record date for the Distribution. The Distribution did not include fractional shares. Instead, all fractional shares that registered WPC stockholders would otherwise have been entitled to receive will be aggregated into whole Company Common Shares and the distribution agent will cause them to be sold in the open market. The aggregate net cash proceeds of these sales will be distributed on a pro rata basis (based on the fractional share such WPC stockholder would otherwise be entitled to receive) to those registered WPC stockholders who would otherwise have been entitled to receive fractional shares.

The Distribution is more fully described in the preliminary information statement included as Exhibit 99.1 to the Company’s Registration Statement on Form 10 (File No. 001-41812) filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 4, 2023, the final version of which was included as Exhibit 99.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on October 11, 2023 (the “Information Statement”). To the extent of there is any conflict between the information provided in the Information Statement and this Current Report, the information contained is Current Report shall supersede the information in the Information Statement.

The Distribution became effective at 5:01 p.m., Eastern Time, on November 1, 2023 (the “Distribution Effective Time”). Following the Distribution, the Company became an independent, publicly traded real estate investment trust (“REIT”), with a portfolio of 59 office properties and related assets previously owned by WPC, totaling approximately 9.2 million total leasable square feet. The Company Common Shares are expected to commence regular-way trading on the New York Stock Exchange (the “NYSE”) under the symbol “NLOP” on November 2, 2023.

Item 1.01 Entry into a Material Definitive Agreement.

Separation and Distribution Agreement

On October 31, 2023, in connection with the Spin-Off, the Company entered into the Separation and Distribution Agreement with WPC, which set forth the various individual transactions to be consummated that comprised the Separation and the Distribution, including the assets transferred to and liabilities assumed by the Company and its subsidiaries following the Distribution, including the transfer of the Office Properties by WPC to the Company and the transfer by the Company to WPC of approximately $382.4 million from borrowings from the NLOP Financing Arrangements (as defined below).

The Separation and Distribution Agreement includes various post-closing covenants, including agreements relating to the parties’ insurance policies, information sharing and other operational matters. The Separation and Distribution Agreement also includes a mutual release by the Company, on the one hand, and WPC, on the other hand, of the other party from certain specified liabilities, as well as mutual indemnification covenants pursuant to which the Company and WPC have agreed to indemnify each other from certain specified liabilities, including any claims relating to indebtedness associated with transfers of the Office Properties and any guaranties related thereto.

A summary of the material terms of the Separation and Distribution Agreement is set forth under the caption “The Separation and the Distribution—The Separation and Distribution Agreement” in the Information Statement and is incorporated by reference herein. The respective descriptions of the Separation and Distribution Agreement contained in this Current Report and the Information Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Separation and Distribution Agreement, which is attached as Exhibit 2.1 to this Current Report and incorporated by reference herein.

Tax Matters Agreement

On October 31, 2023, the Company and WPC entered into the Tax Matters Agreement that governs the respective rights, responsibilities and obligations of the Company and WPC after the Distribution with respect to tax liabilities and benefits, the preparation and filing of tax returns, the control of audits and other tax proceedings, tax covenants, tax indemnification, cooperation and information sharing. The Tax Matters Agreement provides that (a) the Company and applicable subsidiaries will generally assume liability for all taxes reported, or required to be reported, on a Company tax return following the Distribution, (b) WPC will assume liability for all taxes reported, or required to be reported, on (i) a WPC tax return or (ii) any joint tax return involving both the Company and WPC following the Distribution, and (c) the Company will generally assume sole responsibility for any transfer taxes. The Company’s obligations under the Tax Matters Agreement are not limited in amount or subject to any cap. If the Company is required to pay any liabilities under the circumstances set forth in the Tax Matters Agreement or pursuant to applicable tax law, the amounts may be significant.

A summary of the material terms of the Tax Matters Agreement is set forth in the Information Statement under the caption “The Separation and the Distribution—Related Agreements—Tax Matters Agreement” and is incorporated by reference herein. The respective descriptions of the Tax Matters Agreement contained in this Current Report and the Information Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Tax Matters Agreement, which is attached as Exhibit 2.2 to this Current Report and incorporated by reference herein.

Advisory Agreements

On November 1, 2023, (i) the Company and W. P. Carey Management LLC, a wholly-owned subsidiary of WPC (the “U.S. Advisor”), entered into an advisory agreement (the “U.S. Advisory Agreement”); and (ii) the Company and W. P. Carey & Co. B.V., a wholly-owned subsidiary of WPC (the “European Advisor” and, together with the U.S. Advisor, the “Advisors”), entered into an advisory agreement (the “European Advisory Agreement” and, together with the U.S. Advisory Agreement, the “Advisory Agreements”), pursuant to which the Advisors will provide the Company with strategic management services, including asset management, property disposition support and various related services.

The Company will pay to the Advisors compensation for services it provides to it, including reimbursement for the costs related thereto. Specifically, the Company will pay the Advisors a management fee of $625,000 per calendar month, paid to the U.S. Advisor and allocated to the European Advisor by WPC, which will be subject to adjustment each month described in the following sentence. Beginning with the first calendar month following the first disposition of a portfolio property, the management fee for the following calendar month shall be reduced proportionally by the contractual minimum annualized base rent (“ABR”) associated with such portfolio property. In no event shall the management fees paid to the Advisors for a given calendar month exceed the fees paid to the Advisors during the preceding calendar month, and in no event shall the aggregate management fees paid to the Advisors for a given fiscal year exceed $7.5 million. Neither Advisor has yet received any compensation for the services contemplated by the Advisory Agreement. The fees shall be payable monthly in arrears, and shall be in addition to the Advisors’ right to reimbursement of expenses, as described below.

In addition, the Company will be required to reimburse each Advisor and its affiliates for other specified costs they may incur in connection with certain other services provided to the Company pursuant to the applicable Advisory Agreement, where those costs are not directly paid by the Company. Specifically, the Company will reimburse the Advisors a base administrative reimbursement amount of $333,333.33 per calendar month, paid to the U.S. Advisor and allocated to the European Advisor by WPC, for certain administrative services, including day-to-day management services, investor relations, accounting, tax, legal, and other administrative matters. In addition to the administrative reimbursement amount, the Company will reimburse the Advisors for specified out-of-pocket expenses they incur in connection with their services.

The Advisory Agreements have an initial term of three years, and automatically renew for successive one-year terms thereafter without further action by the Company or the applicable Advisor. Each Advisory Agreement may also be terminated (i) by the applicable Advisor no later than 180 days prior to the expiration of the initial term or any renewal term, as applicable, or (ii) by the Company upon 90 days’ prior written notice, or immediately for Cause (as defined in the Advisory Agreements). Each applicable Advisor may also terminate the Advisory Agreement (x) immediately for Good Reason (as defined in the Advisory Agreements) or (y) concurrently with or within 90 days following a termination of the other Advisory Agreement.

A summary of the material terms of the Advisory Agreements is set forth in the Information Statement under the caption “Management—Advisory Agreements” and is incorporated by reference herein. The respective descriptions of the Advisory Agreements contained in this Current Report and the Information Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the U.S. Advisory Agreement and the European Advisory Agreement, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report and incorporated by reference herein.

NLOP Financing Arrangements

As previously disclosed, on September 20, 2023, in connection with the Spin-Off, the Company and certain of its wholly-owned subsidiaries entered into (i) a $335.0 million senior secured mortgage loan (as amended, the “NLOP Mortgage Loan”) with JPMorgan Chase Bank. N.A., together with its successors and/or permitted assigns (collectively, the “Lenders”), and (ii) a $120.0 million mezzanine loan facility with the Lenders (as amended, the “NLOP Mezzanine Loan” and, together with the NLOP Mortgage Loan, the “NLOP Financing Arrangements”).

On November 1, 2023, the Company borrowed an aggregate of $455.0 million under the NLOP Financing Arrangements, and each of the NLOP Mortgage Loan and the NLOP Mezzanine Loan was fully drawn. Approximately $382.4 million of the net proceeds was transferred to WPC in accordance with the Separation and Distribution Agreement. The remainder of the proceeds from the NLOP Financing Arrangements is anticipated to be used pay fees and expenses related to the origination of the NLOP Financing Arrangements and other transaction costs, be deposited with the Lenders in satisfaction of the reserve requirements pursuant to the NLOP Financing Arrangements and for other general corporate expenses. As of the completion of the Separation and the Distribution, the Company had an estimated $588.9 million in consolidated outstanding indebtedness and an estimated $53.8 million in cash.

On November 1, 2023, concurrent with the disbursement of the NLOP Mortgage Loan and the NLOP Mezzanine Loan, (i) the NLOP Mortgage Loan was amended (the “NLOP Mortgage Loan Modification Agreement”) for, among other things, certain tax matters and matters related to internal transfers and reserves, as more particularly set forth on Exhibit 10.5 attached hereto; and (ii) the NLOP Mezzanine Loan was amended (the “NLOP Mezzanine Loan Modification Agreement”) for, among other things, certain tax matters and matters related to internal transfers and reserves, as more particularly set forth on Exhibit 10.6 attached hereto.

A summary of the material terms of the NLOP Financing Arrangements is set forth in the Information Statement under the caption “Description of Material Indebtedness” and is incorporated by reference herein. The respective descriptions of the NLOP Financing Arrangements contained in this Current Report and the Information Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements governing the NLOP Mortgage Loan and NLOP Mezzanine Loan, attached as Exhibits 10.3 and 10.4, respectively, to this Current Report and incorporated by reference herein, in each case as amended by the NLOP Mortgage Loan Modification Agreement and NLOP Mezzanine Loan Modification Agreement, attached as Exhibits 10.5 and 10.6, respectively, to this Current Report and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note of this Current Report is incorporated herein by reference.

As more fully described in the Information Statement and Item 1.01 of this Current Report, the following transactions, among others, occurred prior to the Separation:

●	WPC and its subsidiaries contributed the Office Properties, including entities that own direct or indirect ownership interests in the properties that constitute the Office Properties and certain other assets, to the Company;

●	On November 1, 2023, the Company issued 14,619,919 additional Company Common Shares to WPC, such that WPC owned an aggregate of 14,620,919 Company Common Shares;

●	On November 1, 2023, an aggregate of $455.0 million was funded under the NLOP Financing Arrangements, approximately $382.4 million of which was transferred to WPC pursuant to the Separation and Distribution Agreement; and

●	WPC distributed Company Common Shares to the holders of WPC common stock as of the record date of the Distribution at a ratio of one Company Common Share for every 15 shares of common stock, resulting in a distribution of an aggregate of 14,620,919 Company Common Shares (including 43,050 Company Common Shares issued to participants in the W. P. Carey Inc. Deferred Compensation Plan for Employees in accordance with the terms thereof).

As a result of these transactions, the Company became an independent, publicly traded REIT. A summary of the assets that were transferred and the liabilities that were assumed is set forth in the Information Statement under the captions “The Separation and the Distribution—The Separation and Distribution Agreement—Acquisition of Assets; Assumption of Liabilities” and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report related to the NLOP Financing Arrangements and Item 2.01 of this Current Report is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in the Introductory Note and Item 2.01 of this Current Report is incorporated herein by reference.

The issuance of the Company Common Shares described in Item 2.01 of this Current Report were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as transactions not involving a public offering.

Item 5.01 Change in Control of Registrant.

The information provided in the Introductory Note and Item 2.01 of this Current Report is incorporated herein by reference.

At the Distribution Effective Time, WPC completed the Distribution of the Company Common Shares to the stockholders of WPC. The Company is now an independent publicly traded REIT and the Company Common Shares are expected to trade on the NYSE under the symbol “NLOP.”

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Trustees

On November 1, 2023, immediately following the Distribution Effective Time, the Board of Trustees (the “Board”) of the Company (i) increased the size of the Board from one member to five members and each of Jason E. Fox, Axel K. A. Hansing, Jean Hoysradt and Richard J. Pinola were appointed to serve as trustees of the Board; and (ii) approved the classification of the Board into three classes: Class I, with a term expiring at the annual meeting of the shareholders to be held in 2025; Class II, with a term expiring at the annual meeting of shareholders to be held in 2026; and Class III, with a term expiring at the annual meeting of shareholders to be held in 2027. Mr. Hansing and Ms. Hoysradt were appointed as Class I trustees, Mr. Pinola was appointed as a Class II trustee and Mr. Fox was appointed a Class III trustee. John Park, a current trustee of the Board, was also designated as a Class II trustee.

In connection with the foregoing, the Board also formed (i) an Audit Committee, comprised of Mr. Pinola (as Chair), Mr. Hansing and Ms. Hoysradt, (ii) a Compensation Committee, comprised of Mr. Hansing (as Chair), Ms. Hoysradt and Mr. Pinola, and (iii) a Nominating and Corporate Governance Committee, comprised of Ms. Hoysradt (as Chair), Mr. Hansing and Mr. Pinola. Mr. Pinola has been appointed as the Non-Executive Lead Independent Trustee.

Except for the Separation and Distribution Agreement, there are no arrangements or understandings between any of the trustees of the Board, on one hand, and any other person on the other hand, pursuant to which he or she was selected to serve on the Board. There are no transactions in which any of the trustees of the Board has an interest requiring disclosure under Item 404(a) of Regulation S-K.

For more information regarding the trustees and the governance matters related to the Company, see the information contained under the captions “Management—The Board Following the Distribution,” “Management—Board Composition,” “Management—Committees of the Board” and “Management—Corporate Governance” in the Information Statement, which is incorporated herein by reference.

Equity Awards to Independent Trustees

In connection with their appointment as independent trustees of the Board, each of Mr. Hansing, Ms. Hoysradt and Mr. Pinola were granted $100,000 of restricted stock units which will vest in full one year following the grant date, subject to the applicable independent trustee’s continued service on the vesting date. If an independent trustee’s service is terminated due to death or “disability” or a “change in control” (each as defined in the Incentive Award Plan (as defined below)) occurs prior to the applicable vesting date, the restricted stock units will vest in full. Delivery of the shares underlying vested restricted stock units will be deferred until the earlier to occur of (i) separation of service or (ii) a “change in control” of the Company.

The above description of the equity awards does not purport to be complete and is qualified in its entirety by reference to the full text of the restricted stock unit agreement, a form of which is attached as Exhibit 10.8 to this Current Report and incorporated by reference herein.

Indemnification Agreements

On November 1, 2023 the Company entered into indemnification agreements with each of the Company’s executive officers and trustees providing for the indemnification of, and advancement of expenses to, each such person in connection with claims, suits or proceedings arising as a result of such person’s service as an officer or trustee of the Company.

The above description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the indemnification agreement, a form of which is attached as Exhibit 10.9 to this Current Report and incorporated by reference herein.

Net Lease Office Properties and NLO OP LLC 2023 Incentive Award Plan

On October 31, 2023, the Board adopted and WPC, as the Company’s sole shareholder, approved the Net Lease Office Properties and NLO OP LLC 2023 Incentive Award Plan (the “Incentive Award Plan”), pursuant to which the Company may grant cash and equity-based awards to employees or consultants of the Company, NLO OP LLC or any subsidiary and non-employee trustees of the Company.

The Incentive Award Plan is administered by the Board with respect to awards to non-employee trustees and by the compensation committee of the Board with respect to other participants, each of which may delegate its duties and responsibilities to committees of the Company’s trustees and/or officers (the “plan administrator”), subject to certain limitations that may be imposed under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and/or stock exchange rules, as applicable.

The Incentive Award Plan provides that the maximum aggregate number of Company Common Shares that may be issued pursuant to awards under the Incentive Award Plan will be 750,000 Company Common Shares. The maximum number of Company Common Shares that may be issued in connection with awards of incentive stock options (“ISOs”) under the Incentive Award Plan is 1,500,000 Company Common Shares. Each LTIP Unit of NLO OP LLC subject to an award will count as one common share for purposes of calculating the aggregate number of Company Common Shares available for issuance under the Incentive Award Plan and for purposes of calculating the individual award limits under the Incentive Award Plan. If any Company Common Shares subject to an award under the Incentive Award Plan are forfeited, expire or are settled for cash, any Company Common Shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the Incentive Award Plan. However, the following Company Common Shares may not be used again for grant under the Incentive Award Plan: (1) Company Common Shares tendered or withheld to satisfy grant or exercise price or tax withholding obligations associated with an award; (2) Company Common Shares subject to a stock appreciation right (“SAR”) that are not issued in connection with the stock settlement of the SAR on its exercise; and (3) Company Common Shares purchased on the open market with the cash proceeds from the exercise of options.

To the extent permitted under applicable securities exchange rules without shareholder approval, awards granted under the Incentive Award Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity awards in the context of a corporate acquisition or merger will not reduce the Company Common Shares authorized for grant under the Incentive Award Plan.

The Incentive Award Plan provides for the grant of stock options, restricted stock, dividend equivalents, stock payments, restricted stock units, other incentive awards, LTIP Units and SARs. All awards under the Incentive Award Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms, as more particularly set forth on Exhibit 10.8 attached hereto. In the case of a participant’s death, disability, retirement or involuntary termination, or in connection with the occurrence of a change in control, the plan administrator may at any time provide that an award will become immediately vested and fully or partially exercisable. Awards will be settled in Company Common Shares or cash, as determined by the plan administrator.

A summary of the material terms of the Incentive Award Plan is set forth in the Information Statement under the caption “Management—Executive and Trustee Compensation—2023 Incentive Award Plan” and is incorporated by reference herein. The respective descriptions of the Incentive Award Plan contained in this Current Report and in the Information Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Incentive Award Plan, which is attached as Exhibit 10.7 to this Current Report and incorporated by reference herein.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Articles of Amendment and Restatement of Declaration of Trust

On October 31, 2023, the Company filed Articles of Amendment and Restatement of Declaration of Trust (the “Amended and Restated Declaration of Trust”) with the Maryland State Department of Assessments and Taxation (“MSDAT”).

As further described in the Information Statement, the Amended and Restated Declaration of Trust, among other things, provides for the Company to issue up to 50,000,000 shares of beneficial interest, consisting of 45,000,000 Company Common Shares and 5,000,000 preferred shares, $0.001 par value per share. Each Company Common Share entitles the holder to one vote on matters submitted to a vote of shareholders, including the election of trustees. The Amended and Restated Declaration of Trust grants the Board the authority to cause the Company to elect to qualify for U.S. federal income tax treatment as a REIT. The Amended and Restated Declaration of Trust also set forth restrictions on ownership and transfer of the Company Common Shares in order for the Company to qualify as a REIT under the Internal Revenue Code of 1986, as amended. The Amended and Restated Declaration of Trust became effective upon filing with MSDAT.

The foregoing description of the Amended and Restated Declaration of Trust does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Declaration of Trust, which is attached as Exhibit 3.1 to this Current Report and incorporated by reference herein.

Amended and Restated Bylaws

On October 31, 2023, the Board adopted the Company’s Amended and Restated Bylaws (the “Amended and Restated Bylaws”).

As further described in the Information Statement, the Amended and Restated Bylaws provide for the election of trustees, in uncontested elections, by a majority of the votes cast for and against such nominee at a meeting of shareholders duly called and at which a quorum is present. In contested elections, the election of trustees shall be by a plurality of all votes cast. requires that trustees must be elected by a majority of the votes cast in an uncontested election and by a plurality of the votes cast in a contested election. The Board may increase or decrease the number of trustees, but not below the minimum required by Maryland law or above the maximum permitted by the Amended and Restated Declaration of Trust. The Amended and Restated Bylaws also set forth the process by which shareholders may nominate individuals to stand for election to the Board or propose other business to be considered at a shareholders’ meeting. The Amended and Restated Bylaws contain an exemption from the Maryland control share acquisition statute as well as other provisions regarding the governance of the Company.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is attached as Exhibit 3.2 to this Current Report and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

Updated Portfolio Information

U.S. Assets

As of September 30, 2023, the Company’s U.S. portfolio comprised 54 properties (approximately 7.9 million net-leased square feet), including three LEED-Certified Buildings, that were 96.8% occupied and leased to 57 corporate tenants, generating approximately 89.3% of ABR, located across 18 states.

									Rent Increase	Next Rent
#	Primary Tenant	Industry	Credit(1)	Address	City	State	SF(2)	ABR	Structure	Increase	WALT(3)
1	KBR, Inc.(4)	Construction & Engineering	Non-IG	601 Jefferson Street	Houston	Texas	1,064,786(5)	$21,302,622	Fixed: One-time 7.78%	Jan-27	6.6
2	FedEx Corporation	Air Freight & Logistics	IG	60 Fedex Pkwy	Collierville	Tennessee	390,380	$5,450,032	Fixed: 0.75% annually	Oct-23	16.2
3	BCBSM, Inc.	Managed Health Care	IG	3535 Blue Cross Road	Eagan	Minnesota	442,542	$4,952,216	Fixed: 2.00% annually	Feb-24	3.3
4	JPMorgan Chase Bank, N.A.	Diversified Banks	IG	14800 Frye Road	Fort Worth	Texas	386,154	$4,661,452	CPI: 0.0% Floor / 2.0% Cap	Mar-24	6.4
5	McKesson Corporation (US Oncology)	Health Care Distributors	IG	10101 Woodloch Forest Drive	The Woodlands	Texas	204,063	$4,405,618	Fixed: 4.88% every 3 yrs	Jan-24	0.3
6	CVS Health Corporation	Health Care Services	IG	9501 Shea Boulevard	Scottsdale	Arizona	354,888	$4,300,000	None(6)	N/A	15.3
7	Omnicom Group, Inc.	Advertising	IG	5353 Grosvenor Boulevard	Playa Vista	California	120,000	$3,960,930	None	N/A	5.0
8	Pharmaceutical Product Development, LLC	Pharmaceuticals	IG	3900 Paramount Parkway	Morrisville	North Carolina	219,812	$3,905,052	Fixed: 2.00% annually	Oct-23	10.2
9	Orbital ATK, Inc.	Aerospace & Defense	IG	4700 Nathan Lane North	Plymouth	Minnesota	191,336	$3,746,497	Fixed: 2.00% annually	Dec-23	1.2
10	R.R. Donnelley & Sons Company	Commercial Printing	Non-IG	4101 Winfield Road	Warrenville	Illinois	167,215	$3,326,573	Fixed: 2.00% annually	Sep-24	4.0
11	Board of Regents, State of Iowa	Government Related Services	IG	3277-3281 Ridgeway Drive	Coralville	Iowa	191,700	$3,253,907	CPI: 0.0% Floor / No Cap	Nov-25	7.1
12	Caremark RX, L.L.C.(4)	Health Care Services	IG	2700 West Frye Road	Chandler	Arizona	183,000(5)	$3,212,863	Fixed: $0.50/SF annually	Dec-23	0.7
13	Bankers Financial Corporation(4)	Property & Casualty Insurance	Non-IG	11101 Roosevelt Blvd North	St. Petersburg	Florida	167,581(5)	$3,149,756	Fixed: 2.50% annually	Aug-24	4.8
14	DMG MORI SEIKI U.S.A., INC.(7)	Industrial Machinery	IG	2400 Huntington Blvd	Hoffman Estates	Illinois	104,598	$3,027,360	Fixed: 3.00% annually(7)	Jan-25	15.3
15	Exelon Generation Company, LLC	Electric Utilities	IG	4300 Winfield Road	Warrenville	Illinois	146,745	$2,935,080	Fixed: $0.50/SF annually	Jul-24	2.8
16	JPMorgan Chase Bank, N.A.	Diversified Banks	IG	4900 Memorial Highway	Tampa	Florida	176,150	$2,934,421	CPI: 0.0% Floor / 2.0% Cap	Mar-24	6.4
17	Google, LLC	Internet Software & Services	IG	340 Main Street	Venice	California	67,681	$2,844,317	Fixed: 3.00% annually	Jan-24	2.1
18	BCBSM, Inc.	Managed Health Care	IG	1750 Yankee Doodle Road	Eagan	Minnesota	227,666	$2,830,746	Fixed: 2.00% annually	Feb-24	3.3
19	ICU MEDICAL, INC.(4)	Health Care Supplies	Non-IG	6000 Nathan Lane North	Plymouth	Minnesota	182,250	$2,770,283	Fixed: $0.35/SF annually	Feb-24	4.0
20	Intuit Inc.	Internet Software & Services	IG	5601 Headquarters Drive	Plano	Texas	166,033	$2,576,689	Fixed: 'One-time $2.00/SF in '21	N/A	2.8
21	BCBSM, Inc.	Managed Health Care	IG	1800 Yankee Doodle Road	Eagan	Minnesota	144,864	$2,521,682	Fixed: 2.00% annually	Feb-24	3.3
22	BCBSM, Inc.	Managed Health Care	IG	3400 Yankee Doodle Road	Eagan	Minnesota	202,608	$2,519,176	Fixed: 2.00% annually	Feb-24	3.3
23	AVT Technology Solutions LLC	Technology Distributors	IG	8700 South Price Road	Tempe	Arizona	132,070	$2,404,995	Fixed: 3.00% annually	N/A	0.3
24	Veritas Bermuda, LTD	Systems Software	Non-IG	2815 Cleveland Avenue North	Roseville	Minnesota	136,125	$2,167,225	Fixed: 2.00% annually	Dec-23	9.2
25	Cenlar FSB	Regional Banks	Non-IG	780 Township Line Road	Yardley	Pennsylvania	105,584	$1,999,761	Fixed: 2.70% annually	Jan-24	4.8
26	Raytheon Company	Aerospace & Defense	IG	3350 East Hemisphere Loop	Tucson	Arizona	143,650	$1,978,061	CPI: 0.0% Floor / 2.0% Cap	Apr-24	8.5
27	iHeartCommunications, Inc.	Broadcasting	Non-IG	20880 Stone Oak Parkway	San Antonio	Texas	120,147	$1,970,799	Fixed: 2.00% annually	Feb-24	11.3
28	Cofinity, Inc./Aetna Life Insurance Co.(4)	Multi-line Insurance	IG	28588 Northwestern Hwy.	Southfield	Michigan	94,453(5)	$1,906,511	Fixed: One-time 6.90% in '23	N/A	1.3
29	Arbella Service Company, Inc.	Property & Casualty Insurance	IG	1100 Crown Colony Drive	Quincy	Massachusetts	132,160	$1,850,240	Fixed: 'One-time $1.00/SF in '22	N/A	3.7
30	ICF Consulting Group, Inc.	IT Consulting & Other Services	Non-IG	980 Beaver Creek Dr	Martinsville	Virginia	93,333	$1,724,503	CPI: 0.0% Floor / No Cap	Jan-24	3.3
31	Acosta, Inc.	Advertising	Non-IG	6600 Corporate Center Parkway	Jacksonville	Florida	88,062	$1,497,054	Fixed: $0.50/SF annually	Jul-24	3.8
32	Safelite Group, Inc.	Specialized Consumer Services	Non-IG	4300 Safelite Blvd NE	Rio Rancho	New Mexico	94,649	$1,473,000	Fixed: 2.00% annually	Jan-24	5.7
33	Master Lock Company, LLC	Building Products	Non-IG	6744 S. Howell Avenue	Oak Creek	Wisconsin	120,883	$1,408,986	Fixed: 2.00% annually	Jun-24	8.7
34	JPMorgan Chase Bank, N.A.(4)	Diversified Banks	IG	4915 Independence Parkway	Tampa	Florida	135,733(5)	$1,361,487	CPI: 0.0% Floor / 2.0% Cap	Mar-24	1.5
35	Midcontinent Independent Stm Op Inc	Electric Utilities	IG	2985 Ames Crossing Road	Eagan	Minnesota	60,463	$1,117,961	Fixed: $0.25/SF annually	Mar-24	2.4
36	Emerson Electric Co.	Industrial Machinery	IG	10707 Clay Road	Houston	Texas	52,144	$1,055,916	Fixed: $0.50/SF annually	Nov-23	2.1
37	Radiate Holdings, L.P.	Cable & Satellite	Non-IG	401 Carlson Circle	San Marcos	Texas	47,000	$1,043,197	CPI: 0.0% Floor / 3.0% Cap	Aug-24	4.9
38	North American Lighting, Inc.	Auto Parts & Equipment	Non-IG	36600 Corporate Drive	Farmington Hills	Michigan	75,286	$1,031,948	Fixed: 2.50% annually	Apr-24	2.5
39	Arcfield Acquisition Corporation	Aerospace & Defense	Non-IG	720 Vandenberg Blvd	King of Prussia	Pennsylvania	88,578	$1,000,046	Fixed: One-time 17.50% in '23	N/A	2.8
40	International Business Machines Corporation	IT Consulting & Other Services	IG	900 Walnut Ridge Drive	Hartland	Wisconsin	81,082	$908,510	CPI: 0.0% Floor / No Cap	Dec-23	2.2
41	Pioneer Credit Recovery, Inc.(4)	Diversified Support Services	Non-IG	308 West Route 38	Moorestown	New Jersey	65,567	$899,370	Fixed: 2.50% annually	Jan-24	1.4
42	Charter Communications Operating, LLC	Cable & Satellite	Non-IG	13022 Hollenberg Drive	Bridgeton	Missouri	78,080	$780,800	Fixed: $0.50/SF annually	Apr-24	1.5
43	Carhartt, Inc.	Apparel, Accessories & Luxury	Non-IG	5750 Mercury Dr.	Dearborn	Michigan	58,722	$748,268	Fixed: 2.65% annually	Nov-23	11.2
44	Xileh Holding Inc.	Multi-Sector Holdings	IG	2750 High Meadow Circle	Auburn Hills	Michigan	55,490	$693,625	Fixed: 2.50% annually	Jan-24	14.3
45	Undisclosed – multi-national provider of industrial gases	Industrial Gases	IG	12800 West Little York Road	Houston	Texas	49,821	$604,951	Fixed: 2.00% annually	Jan-24	2.3
46	APCO Holdings, Inc.	Property & Casualty Insurance	Non-IG	6010 Atlantic Boulevard	Norcross	Georgia	50,600	$600,328	Fixed: 2.50% annually	Mar-24	7.4
47	AVL Michigan Holding Corporation	Auto Parts & Equipment	Non-IG	47603 Halyard Drive	Plymouth	Michigan	70,000	$575,235	Fixed: $0.25/SF annually	Jan-24	0.3
48	Radiate Holdings, L.P.	Cable & Satellite	Non-IG	7200 Imperial Drive	Waco	Texas	30,699	$459,007	CPI: 0.0% Floor / 3.0% Cap	Aug-24	4.9
49	S&ME, Inc.	Environmental & Facilities Services	Non-IG	3201 Spring Forest Road	Raleigh	North Carolina	27,770	$417,401	Fixed: 3.00% annually	Oct-23	1.0
50	Radiate Holdings, L.P.	Cable & Satellite	Non-IG	6441 Saratoga Boulevard	Corpus Christi	Texas	20,717	$344,203	CPI: 0.0% Floor / 3.0% Cap	Aug-24	4.9
51	BCBSM, Inc.	Managed Health Care	IG	3311 Terminal Drive	Eagan	Minnesota	29,916	$297,574	Fixed: 2.00% annually	Feb-24	3.3
52	Radiate Holdings, L.P.	Cable & Satellite	Non-IG	2401 East Interstate 20	Odessa	Texas	21,193	$229,607	CPI: 0.0% Floor / 3.0% Cap	Aug-24	4.9
53	Radiate Holdings, L.P.	Cable & Satellite	Non-IG	341 Carlson Circle	San Marcos	Texas	14,400	$205,492	CPI: 0.0% Floor / 3.0% Cap	Aug-24	4.9
54	BCBSM, Inc.	Managed Health Care	IG	3545 Blue Cross Road	Eagan	Minnesota	12,286	$183,313	Fixed: 2.00% annually	Feb-24	3.3
U.S. Total							7,888,715	$129,526,644			5.8

(1)	“IG” refers to investment grade rated tenants.

(2)	Excludes 570,999 of operating square footage for a parking garage associated with the KBR, Inc. property in Houston, Texas.

(3)	“WALT” refers to the weighted-average lease term. Assumes parties do not exercise any renewal or purchase options pursuant to their applicable leases.

(4)	Denotes multi-tenant property. Primary tenant generating largest percentage of ABR shown. Industry, credit, rent increase structure and next rent increase for primary tenant.

(5)	Denotes leased property that is not 100% occupied.

(6)	Converts to a fixed rent increase structure with 2.00% bumps every year upon completion of an in-process renovation, which is anticipated to occur in the first half of 2024.

(7)	In the 2023 third quarter, the tenant's lease was extended to December 2038. In conjunction with the extension, the annual rent will be reduced to $2.5 million, effective January 1, 2024. The first fixed rent increase will occur in 2025.

European Assets

As of September 30, 2023, the Company’s European portfolio comprised five properties (approximately 0.8 million net-leased square feet), including one LEED-Certified Building and one BREEAM-Certified Building, that were 100.0% occupied and leased to five corporate tenants, generating approximately 10.7% of total portfolio ABR, located across three countries.

#	Primary Tenant	Industry	Credit(1)	Address	City	Country	SF	ABR	Rent Increase Type	Date of Next Increase	WALT(2)
1	Total E&P Norge AS	Oil & Gas Exploration & Production	IG	Finnestadveien 44	Stavanger	Norway	275,725	$4,965,018	Fixed: 2.50% annually	Jan-24	7.7
2	Siemens AS	Industrial Conglomerates	IG	Øster Aker vei 88	Oslo	Norway	165,904	$4,311,804	CPI: 0.0% Floor / No Cap	Jan-24	2.2
3	E.On UK PLC	Internet Retail	IG	Rainton House Cygnet Way	Houghton le Spring	United Kingdom	217,339	$3,491,473	CPI: 2.0% Floor / 4.0% Cap	N/A	1.8
4	Undisclosed – UK insurance company	Property & Casualty Insurance	IG	Station Quarter(Queensway/Cam	Newport	United Kingdom	80,664	$1,696,813	CPI: 2.0% Floor / 4.0% Cap	Jun-24	10.7
5	Nokia Corporation	Communications Equipment	IG	Ul. Bobrzynskiego 46	Krakow	Poland	53,400	$1,050,888	CPI: 0.0% Floor / No Cap	N/A	0.9
European Total							793,032	$15,515,996			4.7

(1)	“IG” refers to investment grade rated tenants.

(2)	“WALT” refers to the weighted-average lease term. Assumes parties do not exercise any renewal or purchase options pursuant to their applicable leases.

The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 8.01 Other Events.

On October 25, 2023, the Company, through one of its subsidiaries, entered into (i) an amended and restated lease agreement (the “Lease Extension”) with respect to the properties leased by BCBSM, Inc. (dba Blue Cross Blue Shield of Minnesota) (“BCBSM”) located at 1800 Yankee Doodle Road and 3400 Yankee Doodle Road in Eagan, Minnesota (the “Extension Premises”) and (ii) lease termination agreements (collectively, the “Lease Terminations”) with respect to the properties leased by BCBSM located at 3535 Blue Cross Road, 1750 Yankee Doodle Road, 3311 Terminal Drive and 3545 Blue Cross Road (the “Termination Premises”).

The Lease Extension, among other things, extends the lease expiration date for the Extension Premises by ten years until January 31, 2037, subject to the tenant’s right to further extend the lease term for two additional five-year periods following the new lease expiration date.

The Lease Terminations, among other things, shorten the lease term of each of the Termination Premises from January 31, 2027 to the earlier of (i) June 30, 2024 and (ii) the sale of the respective property. In connection with the Lease Terminations, the tenant has agreed to pay the Company termination fees of approximately $12.0 million to $13.5 million in the aggregate for all of the Termination Premises payable and determined based on the date of each property's termination date.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Separation and Distribution Agreement, dated October 31, 2023, between W. P. Carey Inc. and Net Lease Office Properties.
2.2*	Tax Matters Agreement, dated October 31, 2023, between W. P. Carey Inc. and Net Lease Office Properties.
3.1	Amended and Restated Declaration of Trust of Net Lease Office Properties.
3.2	Amended and Restated Bylaws of Net Lease Office Properties.
10.1*	Advisory Agreement, dated November 1, 2023, between W. P. Carey Management LLC and Net Lease Office Properties.
10.2*	Advisory Agreement, dated November 1, 2023, between W. P. Carey & Co. B.V. and Net Lease Office Properties.
10.3*	Loan Agreement, dated September 20, 2023, by and among JPMorgan Chase Bank, N.A. and the borrowers named therein (incorporated by reference to Exhibit 10.4 to Amendment No. 1 to the Company’s Registration Statement on Form 10-12B, as filed on October 4, 2023).
10.4*	Mezzanine Loan Agreement, dated September 20, 2023, between NLO Mezzanine Borrower LLC and JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to the Company’s Registration Statement on Form 10-12B, as filed on October 4, 2023).
10.5*	Amendment to Loan Agreement, dated September 20, 2023, by and among JPMorgan Chase Bank, N.A. and the borrowers named therein.
10.6*	Amendment to the Mezzanine Loan Agreement, dated September 20, 2023, between NLO Mezzanine Borrower LLC and JPMorgan Chase Bank, N.A.
10.7	Net Lease Office Properties and NLO OP LLC 2023 Incentive Award Plan.
10.8	Form of Net Lease Office Properties and NLO OP LLC 2023 Incentive Award Plan Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to the Company’s Registration Statement on Form 10-12B, as filed on October 4, 2023).
10.9	Form of Indemnification Agreement to be entered into between Net Lease Office Properties and each of its trustees and executive officers (incorporated by reference to Exhibit 10.1 to Amendment No. 1 to the Company’s Registration Statement on Form 10-12B, as filed on October 4, 2023).

*	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Net Lease Office Properties

Date:	November 2, 2023	By:	/s/ Jason E. Fox
Jason E. Fox Chief Executive Officer